EXHIBIT 10.2

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made the          day of             , 20    , by and between Dresser-Rand Group Inc., a Delaware corporation (the “Corporation”), and                      (the “Indemnitee”), who serves as [a director/an officer/an employee] of the Corporation.

WHEREAS, the Indemnitee has been appointed to serve in the capacity described above;

WHEREAS, the Corporation wishes the Indemnitee to continue to serve in such capacity and the Indemnitee is willing, under certain circumstances, to continue in such capacity;

WHEREAS, the Corporation has agreed to provide the Indemnitee with the benefits contemplated in this Agreement.

NOW, THEREFORE, in consideration of the Indemnitee’s continued and future service to the Corporation, the parties agree as follows:

1.    INDEMNIFICATION. The Corporation agrees to indemnify the Indemnitee to the fullest extent permitted by Delaware General Corporation Law, as it exists now and as it may be amended in the future to provide additional indemnification for the Indemnitee, subject to the provisions of this Agreement. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of any Expenses (as defined below), losses, liabilities, judgments, fines, penalties and amounts paid in settlement incurred by the Indemnitee, but not for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for such portion.

2.    ADDITIONAL INDEMNIFICATION AND PAYMENT OF EXPENSES. Without limiting the indemnification provided in Section 1 and subject to the limitations, terms and conditions of this Agreement, including, but not limited to, the limitations in Section 7, the Corporation agrees to:

a) indemnify the Indemnitee against all judgments for both compensatory and punitive damages, fines, penalties and settlements incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, any action by or in the right of the Corporation) (a “Proceeding”), to which the Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the Indemnitee is, was or at any time becomes a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee, agent, or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or with respect to any employee benefit plan (or its participants or beneficiaries) of the Corporation or any such other enterprise, in each case if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that with respect to a Proceeding by or in the right of the Corporation, no such indemnification shall be made in respect of any claim, issue, or matter as to which Delaware law expressly prohibits such indemnification by reason of any adjudication of liability of Indemnitee to the Corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification for such costs, judgments, penalties, fines, liabilities and Expenses as such court shall deem proper,

b) pay all costs, charges and other expenses, including, but not limited to, attorneys’ fees, costs of appearance, attachment and similar bonds (herein referred to as “Expenses”) incurred in connection with the investigation and defense of any action, suit or proceeding for which indemnification would be available under Section 2(a), and

c) pay all Expenses actually and reasonably incurred or suffered by Indemnitee or on Indemnitee’s behalf if Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to Indemnitee’s service as a director or officer of the Corporation, in any threatened, pending or completed legal, administrative, investigative or other proceeding or matter to which Indemnitee neither is, nor is threatened to be made, a party.

Upon written request by Indemnitee for indemnification under clause 2(a) or 2(b), the entitlement of Indemnitee to indemnification (unless ordered by a court order) shall be determined by the following person or persons who shall be empowered to make such determination (a “Determination”): (a) the Board of Directors of the Corporation by a majority vote of the directors who are not party to such action, suit or proceeding (the “Disinterested Directors”), whether or not such majority constitutes a quorum; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (defined below) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (d) the stockholders of the Corporation. Any Expenses incurred by Indemnitee in connection with a request for indemnification or payment of Expenses hereunder, under any other agreement, any provision of the Corporation’s By-laws or any directors’ and officers’ liability insurance, shall be borne by the Corporation. The Corporation hereby indemnifies Indemnitee for any such Expense and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification. In no event shall a Determination be required in connection with advancement of Expenses pursuant to Section 5, in connection with indemnification for Expenses incurred as a witness pursuant to clause 2(c), or incurred in connection with any Proceeding or portion thereof with respect to which the Indemnitee has been successful on the merits or otherwise. Any decision that a Determination is required by law in connection with any other indemnification of Indemnitee, and any such Determination, shall be made within 30 days after receipt of the Indemnitee’s written request for indemnification. “Independent Counsel” shall: (a) be competent to deliver the opinion required, (b) not otherwise have performed any services for the Corporation or any of its affiliates or for the Indemnitee within the past three years (other than with respect to matters concerning the rights of a director or officer of the Corporation under this Agreement or a similar agreement), and (c) be selected by the Corporation with the consent of the Indemnitee, such consent not to be unreasonably withheld. The Corporation shall pay the fees and expenses of such independent legal counsel. Upon failure of the Board so to select such Independent Counsel or upon failure of Indemnitee so to approve, such

Independent Counsel shall be selected upon application to a court of competent jurisdiction. Subject to Section 8, If a Determination unfavorable to a Indemnitee is made, the Indemnitee shall have the right to challenge such Determination before a court of competent jurisdiction.

3.    MAINTENANCE OF D&O INSURANCE. The Corporation currently maintains directors’ and officers’ liability insurance with a limit of coverage in excess of $                         for directors and officers (the “D&O Policies”).

a) So long as the Indemnitee shall continue to serve in any capacity described in Section 2 and thereafter so long as the Indemnitee shall be subject to any possible action, suit or proceeding by reason of the fact that the Indemnitee served in any of said capacities, the Corporation will purchase and maintain in effect for the benefit of the Indemnitee one or more valid, binding and enforceable policies of directors’ and officers’ liability insurance providing, in all respects, (i) coverage at least comparable to that provided pursuant to the D&O Policies in an amount of at least $50,000,000 for directors and officers and (ii) the same rights and benefits accorded to the most favorably insured of the Corporation’s and its subsidiaries’ then current directors and officers.

b) Notwithstanding Section 3(a), the Corporation shall not be required to maintain directors’ and officers’ liability insurance in effect if such insurance is not reasonably available or if, in the reasonable business judgment of the Board of Directors of the Corporation as it may exist from time to time, either (i) the premium cost for such insurance is substantially disproportionate to the amount of insurance or (ii) the coverage is so limited by exclusions that there is insufficient benefit provided by such insurance.

c) If the Corporation, acting under Section 3(b), does not purchase and maintain in effect directors’ and officers’ liability insurance, the Corporation shall indemnify and hold harmless the Indemnitee to the full extent of the coverage which would otherwise have been provided by the D&O Policies.

4.    DEFENSE OF CLAIM. With respect to any action, suit or proceeding described in Section 2, the Corporation may participate therein at its own expense, and may elect to assume the investigation and defense of such action, suit or proceeding with counsel it selects with the consent of the Indemnitee, which consent shall not be unreasonably withheld. After notice to the Indemnitee from the Corporation of its election to assume the investigation and defense, the Corporation shall not be liable to the Indemnitee under this Agreement for any expenses subsequently incurred by the Indemnitee in connection with the investigation and defense other than for services requested by the Corporation or the counsel it selected. The Indemnitee shall have the right to employ his own counsel, but the Expenses incurred by the Indemnitee after notice from the Corporation of its assumption of the investigation and defense shall be at the expense of the Indemnitee, unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) there is a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not within 60 calendar days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the action, in each of which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation.

5.    ADVANCE PAYMENT OF EXPENSE. The Indemnitee’s reasonable Expenses incurred in connection with any action, suit or proceeding described in Section 2(a) shall be paid by the Corporation within 30 days after the Corporation has received written statement from or on behalf of the Indemnitee requesting such payment or payments from time to time. Such statement or statements shall reasonably evidence the expenses and costs incurred by Indemnitee in connection therewith and shall include or be accompanied by an undertaking, in substantially the form attached as Exhibit 1, by or on behalf of Indemnitee confirming Indemnitee’s obligation under Section 6 to reimburse such amounts, if required thereunder. Indemnitee’s undertaking to reimburse any such amounts is not required to be secured. The Corporation shall continue to make such payments unless and until there has been a final adjudication by a court of competent jurisdiction establishing that the Indemnitee is not entitled to be indemnified for such Expenses under this Agreement.

6.    INDEMNITEE’S REIMBURSEMENT. The Indemnitee agrees to reimburse the Corporation for all amounts paid by the Corporation pursuant to Sections 1, 2, 3(c), 4, and 5 of this Agreement in the event and to the extent, but only in the event and only to the extent that there is a final adjudication by a court of competent jurisdiction establishing that the Indemnitee is not entitled to be so indemnified or to have such Expenses paid by the Corporation. Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking a judgment in court pursuant to this Agreement (including the enforcement of this provision).

7.    LIMITATIONS ON INDEMNIFICATION AND ADVANCEMENT. Notwithstanding anything in the foregoing to the contrary, the Corporation shall not be liable under this Agreement to make any indemnity payment or advancement of Expenses in connection with any action, suit or proceeding or part thereof (including claims and counterclaims):

a) to the extent that payment is actually made, or for which payment is available, to or on behalf of the Indemnitee under an insurance policy, except in respect of any amount in excess of the limits of liability of such policy or any applicable deductible for such policy [For Director’s Form: or] [For all others: ;]

b) to the extent that payment (other than a payment described in paragraph 11 (c)) has or will be made to the Indemnitee by the Corporation otherwise than pursuant to this Agreement[For Director’s Form: .] [For all others: ; or

c) initiated by Indemnitee [For Form in which the officer also serves as a director: in [his/her] capacity as an officer or employee of the Corporation], except a judicial proceeding pursuant to Section 8 to enforce rights under this Agreement, unless the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.]

8.    ENFORCEMENT OF INDEMNITEE’S RIGHTS. The Indemnitee shall have the right to enforce this Agreement only in the state courts of the State of Delaware if the Corporation either fails to Indemnify the Indemnitee pursuant to Section 1, 2 or 3(c) or fails to advance Expenses pursuant to Section 5 within 30 days of the receipt of written request to do so from or on behalf of the Indemnitee. The Indemnitee’s Expenses incurred in successfully establishing his right to indemnification or advancement of Expenses, in whole or in part, in any such action (or settlement thereof) (including any challenge to an unfavorable Determination pursuant to Section 2) shall be paid by the Corporation.

9.    SETTLEMENT. The Corporation shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding without its written consent, which consent shall not be unreasonably withheld. The Corporation shall not settle any action, suit or proceeding which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that consent is not given and the parties hereto are unable to agree on a proposed settlement, independent legal counsel shall be retained by the Corporation, at its expense, with the consent of the Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed for the purpose of determining whether or not the proposed settlement is reasonable under all the circumstances, and if independent legal counsel determines the proposed settlement is reasonable, the settlement may be consummated without the consent of the other party.

10.    CORPORATE SUBROGATION RIGHTS. In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against any person or organization and the Indemnitee shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights.

11.    NON-EXCLUSIVE. Nothing in this Agreement shall diminish or otherwise restrict, and this Agreement shall not be deemed exclusive of, the Indemnitee’s rights to, (a) indemnification, (b) advancement of Expenses under (i) any provision of the Delaware General Corporation Law, (ii) the Certificate of Incorporation, (iii) By-Laws of the Corporation, or (iv) otherwise, or (c) compensation, whether cash or equity, paid by the Corporation as consideration for the Indemnitee serving as a Indemnitee of the Corporation. This Agreement shall not constitute an employment agreement, supersede any employment agreement to which the Indemnitee is a party or create any right of the Indemnitee to continued employment or appointment. No resignation or termination of the Indemnitee’s position as such shall affect Indemnitee’s rights under this Agreement.

12.    NOTICE TO THE CORPORATION. The Indemnitee will promptly notify the Corporation of any threatened, pending or completed action, suit or proceeding against the Indemnitee described in Section 2. The failure to notify or promptly notify the Corporation shall not relieve the Corporation from any liability which it may have to the Indemnitee otherwise than under this Agreement, and shall relieve the Corporation from liability hereunder only to the extent the Corporation has been prejudiced.

13.    NOTICES. Any notice that is required or permitted to be given under this Agreement shall be in writing and shall be personally delivered or deposited in the United States mail, certified or registered mail with proper postage prepaid and addressed:

If to the Corporation:

Dresser-Rand Group Inc.

10205 Westheimer Road

West8 Tower, Suite 1000

Houston, Texas 77042

Attn: General Counsel

If to the Indemnitee:

Or at such other address as the party may furnish to the other party by ten (10) days’ prior written notice.

14.    SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions.

15.    GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

16.    BINDING EFFECT. This Agreement shall be binding upon the Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of the Indemnitee, his heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.

17.    AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties.

18.    ENTIRE AGREEMENT. This Agreement, having an effective date as first written above, contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, arrangements, representations, warranties and agreements between the parties, whether oral or written, with respect to the subject matter of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall collectively constitute one and the same instrument. Faxed copies shall be given the full force and effect as an original.

IN WITNESS WHEREOF, the parties have executed this Agreement.

INDEMNITEE:	DRESSER-RAND GROUP INC.

Name:	By:
Its:

EXHIBIT 1

UNDERTAKING TO REPAY INDEMNIFICATION EXPENSES

I                                                                                                           , agree to reimburse the Corporation for all expenses paid to me by the Corporation in connection with any Proceeding (as defined in the Indemnification Agreement dated as of                              between me and the Corporation), in the event, and to the extent that it shall finally be determined after all appeals by a court of competent jurisdiction that I am not entitled to be indemnified by the Corporation for such expenses.

Signature
Typed Name
Office

                                                      ) ss:

Before me                                              , on this day personally appeared                                         , known to me to be the person whose name is subscribed to the foregoing instrument, and who, after being duly sworn, stated that the contents of said instrument is to the best of his/her knowledge and belief true and correct and who acknowledged that he/she executed the same for the purpose and consideration therein expressed.

GIVEN under my hand and official seal at                 , this                  day of                             , 201    .

Notary Public

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